Bank of South Carolina 10-K

EXHIBIT 10.8

LEASE AGREEMENT FOR HIGHWAY 78 INGLESIDE BOULEVARD NORTH CHARLESTON, SOUTH CAROLINA

THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT, TITLE 15, CHAPTER 48, CODE OF LAWS OF SOUTH CAROLINA 1976, AS AMENDED

STATE OF SOUTH CAROLINA	)	
	)	LEASE AGREEMENT
COUNTY OF CHARLESTON	)	

THIS LEASE AGREEMENT (hereinafter called "Lease"), made and entered into this 28th day of January, 20__ 2014 (hereinafter called "Effective Date"), by and between WEBER USA CORPORATION, as agent for and sole member of Highway 78 Frontage Tracts, LLC (hereinafter called "Landlord") and THE BANK OF SOUTH CAROLINA (hereinafter called "Tenant"):

WITNESSETH:

That in consideration of the mutual agreements of the parties, including the rental agreed to be paid by Tenant to Landlord, Landlord leases to Tenant, and Tenant leases and rents from Landlord the following terms and conditions:

1. **Description of Leasehold Premises**. The premises this day leased (hereinafter called the "Premises") consists of Suite 100 shown on Exhibit A attached hereto and made a part hereof, containing 7,000 rentable square feet to be determined by the BOMA method, within a mixed use office building (hereinafter the "Building") which will be located on a parcel of land situated in Ingleside on the south side of US Highway 78 and west side of Ingleside Boulevard, containing 4.0 acres more or less, including at least 180 non-exclusive parking spaces (the "Development"). The project is contemplated to house the 7,000 square foot Premises, plus 34,500 rentable square feet according to the BOMA method of medical office/professional office space with parking as generally displayed on the conceptual site plan attached as Exhibit B, together with any appurtenances thereto provided hereunder. The Premises shall have direct private access from the Building exterior and access to the Common Areas lobby. The Premises shall also be allowed the use of a two-lane, expandable to three-lane, vehicular teller facility adjoining the Premises in the general position as shown on Exhibit B. The Premises shall be allocated for the Lease Term at least six (6) designated exclusive parking spaces adjacent to the Building.

2. **Common Areas**. Tenant, its employees, agents, invites and licensees, are also granted the right and privilege, in common with others, to the non-exclusive use of such common areas (the "Common Areas") as are designated as such by Landlord from time to time. These areas shall include all entrances to and exits from the Building, parking facilities, crosswalks and sidewalks, and landscaped areas and grounds, except such of the foregoing landscaped areas and grounds as are designated for restricted to special uses and purposes by Landlord.

3. Representations. Neither the Landlord nor its agents have made any representations with respect to the Premises or the Building, except as expressly set forth herein and no rights, easement, or licenses are acquired by the Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. 4. Tenant's Acceptance if Property. Except as specifically provided to the contrary attached to this Lease, Tenant shall accept the Premises in the condition as set forth after Landlord has completed Landlord's Work as set forth on Exhibit C attached hereto, and Landlord shall have no obligation to upfit the same. Except as expressly set forth herein, neither Landlord nor its agents have made any representations with respect to the Premises and the Building, and no rights, easements or licenses are acquired by the Tenant by implication or otherwise. The taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises and the Building were in satisfactory condition at the time possession was taken, provided, however, Tenant may take possession of the Premises, with the approval of Landlord, which will not be unreasonably withheld, and shall be subject to the terms of a work letter (''Work Letter”) indicating any items of Landlord's Work remain unfinished. If Landlord is required to do any work in the Premises, then Tenant must notify Landlord in writing by amending the Work Letter within forty-five (45) days of the taking of possession of the Premises of any incomplete “punch list” items, any items not contained in such notice shall be deemed fulfilled. In the event that someone other than Landlord constructs any improvements to the Premises, then those Improvements must be constructed using, at a minimum, finishes which are standard to the Building and according to plans and specifications approved by Landlord in advance, not to be unreasonably withheld. Tenant shall furnish Landlord with a complete set of as-built specifications of such interior improvements within sixty (60) days of the completion of these improvements. In all cases, Tenant's work on fire, sprinkler or alarm systems, and any penetration of floors, must be pre-approved and managed by Landlord. 5. Lease Term. a. Initial Term. The initial term of this Lease shall be for a period from the Effective Date (the date set forth on Page 1 of this Lease) up to the Rent Commencement Date, as hereinafter defined in Paragraph 6(e), (the “Initial Tern1”), and thereafter will be for a term of fifteen (15) years from the Rent Commencement Date (the “Lease Term”). The Landlord's delivery of the Premises to Tenant shall be upon substantial completion of the Landlord's Work as outlined in Exhibit C and shall occur on or before May 1, 2015 (“Outside Completion Date”). If Landlord has not completed by the Outside Completion Date, Tenant shall have the right to terminate this Lease, and neither party shall have any further liability to the other, or extend the time for Landlord to complete. The Outside Completion Date shall be extended arising out of a force majeure event, not to exceed one hundred eighty (180) days. b. Option to Extend. Provided Tenant is not in default, Tenant shall have the right to four (4) five (5) year Lease renewal options upon giving Landlord not less than a three hundred sixty-five (365) day notice prior to the expiration of the then-current Lease term. If the options are exercised, the Rent shall continue to increase as hereinafter provided under Escalation of Monthly Based Rent. If an option or options are exercised, such respective five (5) year period shall become a part of the Lease Term.

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The Initial Term, Lease Term, and any extension thereof, shall be collectively defined as the Total Term (the “Total Term”). 6. Rental: When Paid. a. Base Rent. Commencing on the Rent Commencement Date, the Tenant covenants and agrees to pay to Landlord as rental (the “Monthly Base Rent”) for the Premises the sum of Thirty-Three and No/100 ($33.00) Dollars per rentable square feet (as determined upon completion under the BOMA method by Landlord and cet1ified by Landlord's architect) and based upon 7,000 rentable square feet, would be the sum of Two Hundred Thirty-One ($231,000.00) Dollars annually, payable Nineteen Thousand Two Hundred Fifty and Noll 00 ($19,250.00) Dollars monthly on the first day of each month, in advance, during the Lease Term, as adjusted, as hereinafter provided; provided, however, that if the Rent Commencement Date does not begin on the first day or end on the last day of a month, the Monthly Base Rent for that partial month shall be prorated and paid in advance and the first lease year (the “Lease Year”) of the initial fifteen (15) year Lease Term shall commence on the first day of the succeeding month. Monthly Base Rent is net of CAM, Taxes and any other charge provided under this Lease. Certification of rentable square feet by Landlord's architect shall be attached to this Lease as Exhibit D. b. Escalation of Monthly Base Rent. Monthly Base Rent shall increase annually each Lease Year during the Lease Term and any extension at the rate of the lesser of: i. CPI, or ii. Three (3%) percent. “CPI'' shall mean the Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average for All Items (1982-84=100), published by the Bureau of Labor Statistics of the U.S. Dept of Labor for the period ending three (3) months prior to the applicable date. If the CPJ is not published for any month during the Lease Term, Landlord, in its reasonable discretion (and reasonably acceptable to Tenant), may substitute a comparable index which reflects the purchasing power of the consumer dollar and is published by the Bureau of Labor Statistics of the U.S. Dept of Labor. If such an index is not published by the Bureau of Labor Statistics, Landlord, in its reasonable discretion, shall select a comparable index published by a nationally recognized responsible financial periodical. The CPI which is published for the period ending nearest three (3) months prior to the date of the commencement of the new Lease Year (“Current Index”) shall be compared with the CPI Index published for the period ending nearest three (3) months prior to the commencement of the prior Lease Year (“Beginning Index”). If the Current Index is increased over the Beginning Index, the Monthly Base Rent each year, shall be set by multiplying the Monthly Base Rent for the prior year by a fraction, the numerator of which is the Current Index, and the denominator of which is the Beginning Index. As soon as the new Monthly Base Rent for the following year is set> Landlord shall give Tenant notice of the amount of Monthly Base Rent for the following Lease Year based upon the lesser of three (3%) percent or the CPI increase.

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c. Common Areas Maintenance Charge. Tenant shall pay its proportionate share of the Common Areas Costs and Expenses, Taxes and Insurance (“CAM”) for the Premises as hereinafter provided. For the purpose of determining Tenant's share of CAM, and Tenant's share of Impositions in the next following section, Tenant's proportionate share shall be the percentage obtained by dividing the rentable square feet of the Premises by the rentable square feet comprising the Building. Tenant shall pay a monthly CAM payment in advance during the Lease Term, based on Landlord's estimate of what CAM will be for each respective calendar year during the Lease Term. CAM for a partial calendar year during the Lease Term shall be prorated. At the end of each calendar year or partial calendar year during the Lease Te1m, when Landlord has determined actual CAM for such period, Tenant shall be credited with the estimated payments made during such period, and any overpayment shall be refunded to Tenant and any underpayment shall be paid by Tenant to Landlord within thirty (30) days of the determination of the same. Tenant's initial monthly CAM installments beginning on the Rent Commencement Date shall be based on an annual rate of ($ Dollars per 1entable square feet of the Premises and shall be “Additional Rent” equal to ($ Dollars per month, based on the Premises containing 7,000 rentable square feet and the Building containing 41,500 rentable square feet. Tenant's proportionate share of CAM shall be adjusted proportionately if the square footage of the Premises or the Building changes. Landlord shall determine the amount of CAM for the Building and Tenant shall be furnished with a statement thereof within ninety (90) days after the end of each calendar year, but Landlord's failure to provide such statement shall not relieve Tenant of the obligation to pay any amounts due when the statement is furnished. Tenant shall pay in a Jump sum any amount due with respect to the preceding pat1ial calendar year or calendar year to Landlord within thirty (30) days after receipt of such statement, all subsequent monthly installments paid by Tenant to Landlord, beginning with the first month of each calendar year or partial calendar year, for CAM, shall be adjusted based on actual CAM for the immediately preceding calendar year. CAM Charges (exclusive of real estate taxes, insurance, and uncontrollable CAM Charges such as snow/ice removal and utility expenses for exterior lighting) will not increase by more than five (5%) percent non-cumulative per calendar year. 1. Common Areas Costs and Expenses: Common Areas Costs and Expenses shall mean and include all amounts paid or incurred by Landlord for operating, managing, insuring, and maintaining the Building, including the buildings, improvements and Common Areas facilities of the Building in a manner deemed by Landlord reasonable and appropriate and for the best interest of the Building, including, without limitation, all costs and expenses of: 1. Operating, repairing, lighting, cleaning, painting and securing (including cost of uniforms, equipment, and all employment taxes) the Building and the Common Areas of the Building, and water and sewer charges. 2. Paying all personnel employed on a part time basis or full time basis in the operation and maintenance of the Building, including the Common Areas.

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3. Removing rubbish and debris from the Building. 4. Inspection, maintenance, operation and depreciation of machinery and equipment used in the operation and maintenance of the Building including the Common Areas facilities and personal property taxes and other charges incurred in connection with such equipment. 5. Replacemc1: t and maintenance of walkway, landscaping, and lighting facilities, other than such costs and expenses of a capital nature. 6. Management fees paid to the property management firm to manage the Building not to exceed five (5%) percent of net rent from the Building for such year. 7. Planting, replanting and replacing flowers, shrubbery, and planters and the supplies required therefore. 8. All utilities used in connection with the operation of the Common Areas facilities. 9. Seasonal decorations, including installation and removal thereof and electricity therefore. 10. Leasing or renting equipment used in connection with the operation and maintenance of the Common Areas. II. Security, fire and crime prevention services. 12. Utility charges for the Common Areas including without limitation, storm water, sewer and pollution control fees. 13. Water and sewer for the Premises, unless, sub-metered and charged directly to the Tenant. 14. Water and sewer for the Common Areas. ii. Taxes. Tenant shall pay Tenant's proportionate share of all taxes, assessments and charges (hereinafter sometimes called “Impositions”) paid or incurred by Landlord during each calendar year (including a calendar year which contains a partial calendar year within the Lease Term) for ad valorem taxes, real estate taxes, user fees, or any other tax on rents or real estate as such (other than income taxes thereon) from time to time directly or indirectly assessed or imposed upon the Building and the land upon which it is situated and hereinafter previously defined as the Development, including all costs and fees paid or incurred by Landlord in

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contesting, or in negotiating with the public authorities as to the amount of such assessments, charges or taxes or the basis upon which the same shall be assessed. Tenant's proportionate share of said Impositions shall be computed by multiplying the total sum of said Impositions for the applicable period by a fraction, the numerator of which shall be the number of rentable square feet of the Premises and the denominator of which shall be the total number of rentable square feet in the Building. Tenant's proportionate share of said Impositions shall be paid, along with other monthly installments of Monthly Base Rent and CAM charges, in advance in monthly installments estimated by Landlord and subsequently adjusted, resulting from the actual Impositions exceeding (or falling short of) estimated payments. Monthly Installments for each subsequent calendar year shall thereafter be estimated by Landlord at the beginning of each such calendar year on the basis of the actual Impositions for the preceding calendar year. Landlord shall deliver to Tenant a statement certifying the actual total amount thereof and the amount of Tenant's proportionate share thereof. Along with the next monthly rental installment, Tenant shall pay to Landlord such amounts as may be necessary to effect adjustment of the amount paid or payable for the prior calendar or partial calendar year to the actual amount of Tenant's proportionate share of such Impositions for such year. Landlord shall credit any excess payments made by Tenant against future installments to be paid by Tenant hereunder, or in the event of the last year of the Lease, such excess shall be refunded to Tenant. If the Lease Term shall begin or end on a date other than the first (lst) or last day of a calendar year, the first (1st) and/or final annual charges to Tenant with respect to the aforesaid Impositions shall be prorated on a daily basis on the basis of a three hundred sixty-five (365) day calendar year. The foregoing provisions to the contrary notwithstanding, it is understood and agreed that any and all assessments or charges for ad valorem real estate taxes or other taxes on business or personal property or any other tax on real estate or business or personal property as such from time to time directly or indirectly assessed or imposed upon with respect to any alterations, additions or improvements made to the Premises by Tenant or under its direction or with respect to any property of Tenant therein shall be borne and paid entirely by Tenant and if any of said items or any portion thereof shall be paid by Landlord, Tenant shall reimburse

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Landlord for the same immediately upon receipt by Tenant of written demand therefore from Landlord.iii. Insurance. Landlord shall, during the entire Lease Term hereof, maintain in force casualty insurance on its interest in the Building in such amounts and against such hazards and contingencies as Landlord shall deem desirable for its own protection; provided, however, Landlord shall not be obligated to insure any furniture, equipment, or other property placed in the Premises by or at the expense of Tenant. Tenant shall not permit any use of the Premises that would invalidate or conflict with the terms of any hazard insurance policy covering risks insured by Landlord, excluding use as a bank. Landlord shall, in addition, during the entire Lease Term hereof, maintain liability insurance on the Common Areas with limits of not less than Two Million and No/100 ($2,000,000.00) Dollars, with all tenants in the Building named as additional insureds and Tenant shall pay, as Additional Rent, its proportionate share of Landlord's liability insurance premium. Tenant shall pay, as Additional Rent, its proportionate share of Landlord's hazard insurance premiums. Tenant shall also pay the entire increase in Landlord's hazard insurance premiums which may be caused by the Tenant's use and occupancy of, or improvements to, the Premises, excluding use as a bank. Said increases in insurance premiums shall be due and payable to the Landlord within thirty (30) days after a statement therefore is rendered to the Tenant by the Landlord, which statement shall also include the amount of direct increase caused by Tenant's use and occupancy of, or improvements to, the Premises, if any. Tenant shall at Tenant's expense, obtain and keep in force at all times during the Initial Term and Lease Term, commercial general liability insurance including, property damage on an occurrence basis with limits of not less than Two Million ($2,000,000) Dollars combined single limit insuring Landlord, Landlord's agent and property manager, as additional insureds, and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. The limit of said insurance shall not, however limit the liability of the Tenant hereunder. Tenant may carry said insurance under a blanket policy providing an endorsement naming Landlord and Landlord's agent and property manager as an additional insured. Insurance required hereunder shall be in companies licensed in the State that the Premises are located and shall have a “Best's Insurance Guide” rating of B+/VI or better. Mutual insurance companies may be used only if they are non-assessable. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days written notice to Landlord. All policies of

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insurance maintained by Tenant shall be in a form acceptable to Landlord with satisfactory evidence that all premiums have been paid. Tenant agrees not to knowingly violate or permit to be violated any of the conditions or provisions of the insurance policies required to be furnished hereunder, and agrees to promptly notify Landlord or Landlord's Agent of any fire or other casualty within twenty-four (24) hours. Tenant shall, at Tenant's expense, obtain and keep in force at all times during the Lease Term, personal property insurance with regard to Tenant's furniture, fixtures, and equipment placed in, on or about the Premises. d. Late Payment. If Monthly Base Rent or any other payment due hereunder from Tenant to Landlord remains unpaid ten (10) days after said payment is due, the amount of such unpaid rent or other payment shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to five (5%) percent of the amount of the delinquent rent or other payment after written notice is sent. The amount of the late charge to be paid for such month shall be computed on the aggregate amount of delinquent rent and other payment then outstanding for such month. Landlord and Tenant agree that such late charge shall not be deemed to be a penalty, it being understood between the pat1ies that late payments by Tenant shall result in additional administrative expense to Landlord which is difficult and impractical to ascertain and that such late charge is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant. If rent or any other sums due Landlord by Tenant hereunder shall not be paid with thirty (30) days of its due date, then in such case in addition to the late charge provided for hereinabove, and after written notice from Landlord to Tenant, such rent or other sum shall bear interest beginning on the thirty-first (31st) day after its due date at the rate of eighteen (18%) percent per annum (or, if less, the highest rate allowed by law). If rent or any other sums due Landlord by Tenant hereunder is collected by or through an attorney at law, Tenant agrees to pay Landlord's actual and reasonable attorneys' fe.es incurred with respect thereto. Nothing herein shall relieve Tenant of the obligation to pay rent or any other payment on or before the date on which any such payment is due, nor in any way limit Landlord's remedies under this Lease or at law in the event said rent or other payment is unpaid after it is due. e. Rent Commencement Date. Unless otherwise provided, all of the terms and provisions of the Lease will be effective as of the date of Lease execution with the exception of the obligation to pay Monthly Base Rent, Additional Rent, and Impositions. The Lease Term of the Lease and the obligation to pay rent and all Additional Rent, shall commence on the Rent Commencement Date, which is the earlier of the following dates: (a) The date on which Tenant opens the Premises for business with the public; or (b) the date which is one hundred twenty (120) days after the delivery of the Premises to Tenant with “Landlord's Work” (described on Exhibit C attached hereto) substantially complete and an agreed upon Work Letter has been executed by Landlord and Tenant. Notwithstanding the Rent Commencement Date has occurred, Tenant shall be obligated to construct and open a Bank of South Carolina facility in accordance with the Landlord's approved site plan within two hundred twenty (220) days from the date of delivery of the Premises to Tenant with Landlord's Work substantially complete and an agreed upon Work Letter has been executed by Landlord and Tenant. Landlord's Work is more fully described on Exhibit C attached hereto.

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Tenant agrees to file for construction permits for its interior improvements (“Tenant's Upfit”) within thit1y (30) days following delivery of the Premises to Tenant with Landlord's Work completed and an agreed upon Tenant's work letter (“Tenant's Work Letter”) having been executed by Landlord and Tenant. Delays in Landlord's Work caused by Tenant delays shall not extend the Rent Commencement Date. 7. Address of Landlord and Tenant; Notices. All rentals and other sums to be paid by Tenant to Landlord shall be delivered to Landlord under this Lease at: Weber USA Corporation c/o Meyer Kapp & Associates, LLC 230 Seven Farms Drive, Ste 103 Charleston, SC 29492 843-971-8603 843-971-8601 fax emeyer@.meyerkappassociates.com All sums of money to be paid to Tenant by Landlord under this Lease shall be delivered to the Premises unless Tenant shall advise Landlord by written notice that such sums of money should be delivered to a different address. Any notice under this Lease required or allowed to be given by either party to the other, shall be deemed to have been sufficiently given for all purposes when made in writing and sent in the United States mail as ce11ified or registered mail, return receipt requested, postage prepaid, or sent by Federal Express or similar overnight courier service, and addressed: a. If to Landlord: With copy to: b. If to Tenant: Weber USA Corporation c/o Meyer Kapp & Associates, LLC 230 Seven Farms Drive, Ste I 03 Charleston, SC 29492 843-971-8603 843-971 -8601 fax emeyer@meyerkappassociates.com J. Sidney Boone, Jr., Esq. McNair Law Firm, P.A PO Box 1431 Charleston, SC 29402 843-723-7831 843-722-3227 fax sboune@mcnair.net The Bank of South Carolina Attention: President 256 Meeting Street PO Box 538 Charleston, SC 2940I

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Telephone: 843 724 1510 Fax: 843 724 1513 Email: Shassell@banksc.com With copy to: Holcombe, Fair & Lane Attention: Charles Lane PO Box 668 Charleston, SC 29402 Telephone: 843-722-2642 Fax: 843-720-5939 Email: Charleshfl@bellsouth.net and John H. Warren, III, Esq. Warren & Sinkler, L.L.P. 171 Church Street, Suite 340 Charleston, SC 29401 Telephone: 843-577-0660 Fax: 843-577-6843 Email: jwarren@warren-sinkler.com Or to such other place as Landlord or Tenant may from time to time designate in a notice to the other party hereto. Tenant hereby appoints as its agent for service of process in all dispossessory, distraint and summary ejectment proceedings which may be brought against it by Landlord, any person occupying the Premises provided that if no person is occupying the Premises, then Tenant agrees that such service may be made by attachment thereof to the main entrance to the Premises. 8. Utilities and Services. Landlord shall provide: (i) Heating, ventilation, and air conditioning (''HVAC”) during Business Hours (as hereinafter defined) to maintain temperatures for comfortable and customary use and occupancy in the Common Areas of the Building; (ii) Extermination and pest control when necessary to the Common Areas of the Building; and (iii) Maintenance of Common Areas in a manner comparable to other Class A office buildings in the Charleston, South Carolina area. The maintenance of the Common Areas shall include cleaning, HVAC, illumination, snow shoveling, deicing, repairs, replacements, lawn care, hardscape cleaning and landscaping. Tenant shall pay for all electricity, heating, air conditioning, water, and sewer, supplied to the Premises and removal of garbage from Premises, custodial services and other utilities and services required by Tenant in Tenant's use of the Premises. Landlord, at Landlord's sole option, may either require that Tenant contract directly with the public utility company providing any of the foregoing services or Landlord may contract with such public utility company directly and sub-meter such utility and bill Tenant for the same and Tenant shall pay such bill within ten days of receipt of same. Tenant shall have access to the building 24 hours a day, 7 days a week. Building Hours are 7:00 a.m. to 6:00 p.m., Monday through Friday and 9:00 a.m. to l :00 p.m. on Saturdays.

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9. Repairs. Landlord shall maintain the roof and exterior walls of the Building and the Premises in good repair, except that Tenant shall have the responsibility for the maintenance repair and replacement of all glass, doors (interior and exterior), windows, and doorways of the Premises. Tenant shall also be responsible for repair, replacement and maintenance of any exterior walls if the necessity therefore should be the result of Tenant's negligence or the negligence of any agent, employee, or licensee of Tenant. Tenant shall keep the interior of the Premises in good repair, maintaining, where necessary, all electrical, plumbing, heating, air conditioning and other mechanical installations and systems servicing only the Premises, as well as damage to plumbing and other systems inside of the Premises if caused by the acts or omissions of Tenant, or Tenant's agents, employees, invitees or licensees inside the Premises. Tenant shall effect all such maintenance, repairs and replacements at its own expense and employing materials and labor of a kind and quality equal to the original installations. If Tenant shall fail to maintain, repair or replace equipment or other installations in or about the Premises as above provided, Landlord, immediately after giving Tenant notice of the necessity for such maintenance, repair or replacement may accomplish the required work and add the costs thereof to the next due rental installment(s) but Tenant shall not be liable to the Landlord for any failure to fulfill the obligations of this paragraph until such time as the Tenant shall be notified, as aforesaid, in writing of the requirement therefore, provided however, in the event of a bona fide emergency, Landlord need not give such notice to Tenant prior to performing such work. With regard to hearing and air conditioning systems in the Premises, Landlord shall provide for the same to be in good working order upon Tenant's occupancy of the Premises. In addition, Tenant shall maintain at Tenant's sole expense a maintenance and service contract with a reputable heating and a1r conditioning service company for the heating and air conditioning systems and provide that such service contract shall not be canceled for any reason without a ten ( l 0) day notice to Landlord, and deliver to Landlord a copy of such maintenance service contract. If Tenant fails to maintain such contract or if Tenant fails to repair, maintain or replace if caused by failure to maintain the heating and air conditioning system as needed, Landlord at its sole option may accomplish the same and bill the costs thereof to Tenant as Additional Rent and the failure to pay the same within thirty (30) days of submission of Invoice for the same to Tenant shall be an event of default herein. Landlord shall be responsible for the replacement of required components of the HV AC units as required, so long as Tenant maintains HVAC units to servicing requirements of this Lease. 10. Alterations. Excepting Tenant's Upfit, Tenant shall make no alterations, additions, or improvements to the Premises without the prior written consent of Landlord, and any such request by Tenant of Landlord to make any such alterations, additions or improvements shall in each case be accompanied by plans and specifications for such alterations, additions and improvements all in such detail as Landlord may reasonably required. Any alteration, addition or improvement to the Premises which results in any damage to the Premises or the alteration, addition or improvement to the Premises which results in any damage to the Premises or the Building including, but not limited to the floor, ceiling or outside walls shall be repaired by the Tenant at the termination of the Lease, or if sooner, upon the request by the Landlord. All alterations, additions and improvements (including, without limitation, all partitions, walls, railings, carpeting, and floor coverings) made by, for or at the direction of the Tenant, shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of this Lease. All contractors and subcontractors employed by Tenant for any such work shall be subject to Landlord's prior approval. Tenant shall comply with all applicable laws

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and obtain all licenses and permits required by any applicable authority before commencing construction. Any alarm or sprinkler system installed by Tenant must be compatible with any such system maintained by Landlord for the Building. Tenant and all contractors and subcontractors employed or engaged by Tenant shall comply with the Contractor Upfit and Insurance Procedures and Requirements prepared by Landlord for the Building, a copy of which will be provided to Tenant upon request. All alterations, additions and improvements made by Tenant to the Premises, including without limitation, the initial alterations, additions and improvements made to the Premises, shall remain in the Premises and shall not be removed therefore at an y time. Upon the expiration or any earlier termination of this Lease, Tenant shall promptly reimburse Landlord for any expense or cost incurred by Landlord in restoring the Premises to the condition in which the Premises were at the time Tenant shall have occupied the same, except for Tenant's Upfit and for ordinary wear and tear, fire or other casualty and alterations, additions and improvements to the Premises consented to in writing by Landlord unless Landlord is entitled to and notifies Tenant to remove the same. 11. Furniture and Fixtures. All readily moveable furnishings, store fixtures and equipment owned and used by Tenant in the Premises shall at all times during the Lease Term be and remain the property of the Tenant without regard to the means by which they are installed in or attached to the Premises. Upon expiration or termination of this Lease, Tenant shall remove all such furnishings, fixtures and equipment and restore the Premises as provided in Paragraph I 0 hereof, provided that Tenant shall not remove any equipment, conduits or fixtures providing water, plumbing, including water heater, electrical, heating, ventilation, air conditioning, lighting, exhaust and sewer service to the Premises, all of which, together with any other furnishings, fixtures and equipment not removed by Tenant as provided above, shall become the property of Landlord upon expiration of the Lease Term or termination of Tenant's right to possession of the Premises and if not already owned by Landlord shall be conclusively presumed to have been conveyed by Tenant to Landlord. If the removal or installation of such furnishings, fixtures and equipment results in any damage to the Premises, Tenant shall repair the same to the end that the Premises shall be restored to the condition in which they were found immediately prior to the installation of the same, normal wear and tear excepted. 12. Covenants. Tenant covenants with and for the benefit of Landlord: a. To comply with all requirements of the terms of any State or Federal statute or local ordinance or regulation applicable to Tenant or its use of the Premises, and to save Landlord harmless from penalties, fines, costs, expenses or damages resulting from failure to do so. b. To give Landlord prompt written notice of any accident, fire or damage occurring on or to the Premises and the Common Areas. c. To load and unload goods only at such times, in such areas and through such entrances as may be designated for such purposes by Landlord, and to prohibit all trucks and trailers which have moved upon Building property on account of Tenant's conduct of business from remaining overnight or for extended periods of time in any portion of the Building.

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d. To make such arrangement as Landlord may reasonably require from time to time for the storage and disposal of all garbage and refuse. e. pipes and fixtures. To keep the Premises sufficiently heated to prevent freezing of water in f. To keep the outside areas immediately adjoining the Premises clean and free from rubbish, obstructions or merchandise in such areas. g. To keep the Premises clean, orderly, sanitary and free from objectionable odors and from insects, vermin and other pests and to maintain a pest control contract with a licensed pest control company to provide for periodic pest control measures approved by Landlord and to send Landlord a copy of the same. h. To park Tenant's vehicles and to require Tenant's directors, officers, employees, agents, contractors, sub-tenants, licensees and concessionaires to park their vehicles only in those portions of the parking area, or at such other places, as are designated for that purpose by Landlord, provided that this provision shall not apply to Tenant's designated spaces as set forth in Paragraph I. Tenant agrees that from time to time upon written notice from Landlord, it shall, within five (5) days, furnish Landlord with the State automobile license numbers assigned to the hereinabove designated vehicles. i. To keep its windows in the Premises, illuminated and its exterior and interior signs and lights continuously well lighted every day of the Lease Term during such time as Landlord shall reasonably require consistent with prevailing practices in the locality. j. To use and occupy the Premises continuously and uninterruptedly throughout the Lease Term, and to be open for business during such reasonable business hours as Landlord may prescribe from time to time, but at least from 9:00a.m. to 5:00p.m. five (5) days per week (Monday through Friday, excluding bank holidays), except when prevented from so doing by casualty, strike, Act of God or other causes beyond Tenant's control. k. To conduct its business in the Premises in all respects in a diligent and dignified manner and keep the Premises in first class condition in accordance with the highest standards of operation of similar businesses, maintaining at all times during the Lease Term a full staff of well trained and high grade personnel. l. To comply with all commercially reasonable rules and regulations of the Building, as they may be established from time to time by Landlord, including but not limited to the installation of such fire extinguisher and other safety equipment as Landlord may require; and to comply with the recommendations of Landlord's insurance carriers and their rate-making bodies. m. To pay promptly to Landlord all Monthly Base Rent, and all other charges, costs and expenses due to Landlord pursuant to the terms of this Lease before the same shall become delinquent.

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n. To maintain the Premises in a Class A condition, including the doors and glass, and to deliver the Premises to Landlord, at the end of the Lease Term in as good condition as they were when received by Tenant; excepting only normal wear and tear and repairs required to be made by Landlord. o. The Tenant shall use and occupy the Premises solely for use as a retail bank and/or office operation and for no other use without the Landlord's written consent which may be withheld for any reason. p. To refrain from doing each and every one of the following: Using the Premises in any manner which, in Landlord's commercially reasonable opinion, is or may be harmful to the Building or disturbing to other tenants in the Building. i. Pasting or otherwise affixing any advertising material on the interior side of any display window or door or positioning any advertising material any closer than twelve inches (12”) to any such display window or door; ii. Placing any machines, equipment or materials of any kind outside of the confines of the Premises; iii. Permitting, allowing or causing to be used in or about the Premises or other pOI1ions of the Building any phonographs, radios, public address systems, sound production or reproduction devices, pinball machines, video games, vending machines, mechanical or moving display devices, motion picture or television devices, excessively hright lights, changing, flashing, flickering or moving lights or lighting devices, or any similar advertising media or devices, the effect of which shall be visible or audible from the exterior of the Premises and which constitute a nuisance; iv. Causing or permitting any noxious, disturbing or offensive odors, fumes, or gasses, or any smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or be emitted from the Premises; v. Permitting any act to be performed or any practice to be adopted or followed in or about the Premises which, in Landlord's opinion, may detract from or impair the reputation of the Building; vi. Causing or suffering to be done, any act, matter or thing objectionable to insurance companies whereby any hazard insurance or any other insurance now in force or hereafter to be placed on the Building, or on any part thereof may become void or be suspended, or whereby the insurance premiums payable by Landlord, or by any tenant of Landlord, may be increased;

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vii. Conducting any auction, fire, bankruptcy, liquidation, selling out, or going out of business sale on or about the Premises; viii. Attaching any antenna, canopy, awning, or other projection to the roof or the outside walls of the Premises or the building of which the Premises are a part without Landlord's approval; ix. Committing or suffering to be committed by any person any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building, or which may disturb the quiet enjoyment of any person within five hundred (500) feet of the boundaries of the Building; x. Soliciting business for itself, or permitting its licensees, concessionaires, or subtenants to solicit business in the parking or other Common Areas, and distributing any handbills or other advertising matter in or on automobiles parking in a parking area or in other Common Areas; xi. Vacating or abandoning the Premises or allowing the same to appear to be vacated or abandoned; or xii. Placing or allowing any garbage, trash, waste, dirt, rubbish, or refuse in or about the Premises or Building except only within the Premises in approved trash receptacles within the Premises at locations approved by Landlord. 13. Tenant's Signs. Tenant shall not install or affix any sign, device, fixture or attachment on or to the exterior of the Premises unless Tenant shall first obtain Landlord's written consent thereto, which consent will not be unreasonably withheld, and signage will meet any Development signage plan given to Tenant prior to the Effective Date, provided, however, at Tenant's cost, Tenant may place prominent lighted signage near the top of the Building, subject to necessary approvals by the appropriate municipal authorities and the Landlord, who will not unreasonably withhold approval, which shall be the crown signage on the exterior of the Building. Sec Exhibit E showing Tenant's proposed exclusive crown signage. 14. Landlord's Privileges. In addition to the other rights and privileges of Landlord herein or by law granted, Landlord shall have the following rights and privileges: a. To go upon and inspect the Premises at any reasonable time with reasonable prior notice and at Landlord's option make repairs, alterations and additions thereto or to other p011ions of the Building, which right, in the event of an emergency, shall include the right of Landlord to forcibly enter said Premises without rendering Landlord or Landlord's agents or employees liable therefore. b. To display “For Rent” signs with the Premises at prominent locations at any time within the last year of the Lease Term.

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c. To install, place upon or affix to the roof and exterior walls of the Premises such antennae, dishes, and other objects or structures as Landlord shall deem necessary or appropriate for the operation, maintenance or repair of the Building. No more than one (1) other tenant within the Premises will be given the right for signage on the exterior of the Building. Such signage shall not be crown signage and shall not exceed seventy-five (75%) percent of the square footage of Tenant's signage on each face of the Building. d. To make alterations on or additions to the Building, to build additional stories thereon, and to build adjacent to or adjoining the Premises, provided there is no Joss of parking. Landlord reserves the right to construct and improve other buildings and add to any existing buildings or improvements in the Building, and to permit others to do so. Said alterations or additions may temporarily restrict or diminish the free flow of traffic in the Building or temporarily create noise or other annoyances which, absent this provision could be construed to interfere with Tenant's enjoyment of the Premises and to the enjoyment of and access to said Premises by Tenant's subtenants, employees and invitees. e. To store necessary materials, tools and equipment in the Building for alterations and repairs. f. To remove from the Premises any placards signs, fixtures, alterations or additions not permitted by this Lease. The exercise by Landlord of any of its rights, whether herein enumerated or otherwise, shall never be deemed to affect Tenant's obligations and covenants under this Lease nor to be an eviction of Tenant (or of Tenant's subtenant) nor to be a disturbance of the use and possessions of the Premises by Tenant, Tenant's subtenants, employees, Invitees, licensees or customers. 15. Damage to Premises. In the event of less than 50% of replacement cost of the Premises, or any part thereof, by fire, storm, war, riot, Act of God, unavoidable accident, public enemy or other casualty, Landlord shall repair and restore the Premises to their condition prior to such damage or destruction, and during the time required for repairing and re.storing said Premises as aforesaid, the Monthly Base Rent and other changes hereunder shall equitably abate to the extent Tenant is unable to use the Premises due to such damage it is provided, however, that in the event the Premises are damaged or destroyed by a casualty during the last two years of the then current term of this Lease and the damage is sufficiently extensive to result in the entire suspension of Tenant's business, however temporary, then Landlord or Tenant may elect, by written notice, to terminate this Lease as of the date on which the damage occurred. Further, in the event the Premises are damaged or destroyed by fire, storm, Act of God, war, riot, unavoidable accident, public enemy or other casualty to an extent greater than fifty (50%) percent of the replacement cost thereof, Landlord reserves the right of either terminating this Lease or restoring the Premises to the condition in which they were prior to such damage or destruction and in the event Landlord shall elect to reconstruct the Premises, restoring them to the condition in which they were event Landlord shall elect to reconstruct the Premises, restoring them to the condition in which they were prior to such damage or destruction, Tenant shall be notified in writing of the same within forty-five (45) days of the date of damage, provided, however, in the event the reconstruction will take more than one hundred eighty (180) days, Tenant may elect to terminate this Lease by written notice to Landlord. In the event of full

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abatement of rent as aforesaid, the term of this Lease shall be extended automatically for a period equal to the time of such abatement. 16. Eminent Domain. If ten (10%) percent or more of the floor area of the Premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, then either party hereto shall have the right to terminate this Lease effective on the date physical possession is taken by the condemning authority. If less than ten (10%) percent of the floor area of the Premises is taken for any publ ic or quasi-public use in said manner, and so long as access to the Premises is not affected, this Lease shall not terminate. However, in the event any portion of the Premises is taken and the Lease not terminated, the Monthly Base Rent herein shall be reduced during the unexpired term of this Lease in proportion to the area of the Premises so taken and the reduction shall be effective on the date physical possession is taken by the condemning authority. If any portion of the Common Areas of the Building is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in l ieu thereof, this Lease shall continue in full force and effect, without reduction in rentals or other changes in the terms of this Lease unless the area so taken shall exceed twenty five (25%) percent of the total number of square feet in the Common Areas, or access to the Premises is affected, in which event either party may terminate this Lease. Any election to terminate this Lease following condemnation shall be evidenced only by written notice of termination delivered to the other party not later than fifteen (15) days after the date on which physical possession is taken by the condemning authority and shall be deemed effective as of the date of said taking. If, however, the Lease is not terminated following a partial condemnation, Landlord shall promptly make all necessary repairs or alterations to the Building, which are required by the taking. All Compensation awarded for any taking (or the proceeds of private sale in lieu thereof) whether for the whole or a part of the Premises, shall be the property of the Landlord, whether such award is compensation for damages to Landlord's or Tenant's interest in the Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, Landlord shall have no interest in any such award made to Tenant for loss of business or for the taking of Tenant's fixtures and other tangible property within the Premises if a separate award for such items is made to Tenant. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be prevented from making a claim against the condemning authority (but not against Landlord) and Landlord shall cooperate with Tenant in making such claim for any moving expenses, loss of profits, or taking of its personal property and for the value of the unexpired term (including any option period) of this Lease to which Tenant may be entitled from the condemning authority. 17. Default. The occurrence of any of the following events shall constitute a default (hereinafter sometimes called “Event(s) of Default”) by Tenant and a breach of this Lease: a. Failure of Tenant to pay Monthly Base Rent, CAM, Impositions or any other charge or sum to be paid to Landlord by Tenant when due and payable under the terms of this Lease and such failure continues after ten (10) days written notice; provided, however, Landlord shall not be obligated to give written notice of default more than twice in any Lease Year.

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b. Failure of Tenant to comply with any other of the rules, regulations, agreements, covenants, terms and conditions contained or referred to herein (other than the failure to pay sums of money) for a period of fifteen (15) days after Landlord has notified Tenant of the default(s) provided that if such default is not susceptible of being cured within such fifteen (15) day period, the time permitted Tenant to cure the default(s) shall be extended for as long as shall be reasonably necessary to cure such default(s) if Tenant commences promptly and proceeds diligently to cure such default(s); provided, always, that such period for curing any default shall not be so extended as to jeopardize the interest of Landlord in the Premises or Building or other property of Landlord or so as to subject Landlord to any civil or criminal liabilities. c. Filing by or against Tenant in any court pursuant to any statute, either of the United States or of any state, of a petition in bankruptcy or insolvency, or for reorganization, or for any arrangement or for appointment of a receiver or trustees of all or a portion of Tenant's property or should Tenant make any assignment for the benefit of its creditors; provided, that if the action or proceeding be against Tenant, the same shall not be an event of default if the petition shall be dismissed within six (6) months after commencement thereof. d. Dissolution or liquidation of Tenant, voluntary or involuntary, or the taking of possession of any of Tenant's property by execution and levy of attachment. Any failure of Landlord to perform any of its obligations under this Lease shall not be considered a default unless Tenant shall have given Landlord at least a fifteen (15) day written notice and opportunity to cure the same, unless another time period is specifically provided for in this Lease, or if such obligation cannot reasonably be performed or such failure reasonably cured within said period, Landlord shall have such additional time as is reasonably necessary to perform the obligation or cure the default. 18. Remedies Upon Default. a. Upon the occurrence of an Event of Default by Tenant as described in paragraph 17 hereof, the Landlord, without declaring a termination of this Lease (which right is, however, unconditionally and absolutely reserved) in addition to all other remedies of Landlord at law or in equity, may at its sole election exercise one or more or all of the following remedies: 1. Landlord with or without terminating this Lease may immediately or at any time thereafter reenter the Premises and, without disrupting Tenant's business operations, correct or repair any condition which shall constitute a failure on Tenant's part to keep or perform or abide by any term, condition, covenant or agreement of this Lease and Tenant shall reimburse and compensate Landlord as Additional Rent within fifteen (15) days of rendition of any statement to Tenant by Landlord for any expenditures made by Landlord in making such corrections or repairs. n. Landlord with or without terminating this Lease may immediately or at any time thereafter demand in writing that Tenant vacate the

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Premises and thereupon Tenant shall vacate the Premises and remove therefrom all property therein belonging to Tenant within three (3) days of receipt by Tenant of such notice from Landlord whereupon Landlord shall have the right to re-enter and take possession of the Premises. 111. Landlord with or without terminating this Lease may immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant and all property belonging to or placed in the Premises by, at the direction of or with the consent of Tenant and/or alter, re-key, remove or replace any Jocks or other security devices at the Premises. 1v. Landlord with or without terminating this Lease may immediately or at any time thereafter re-let the Premises or any part thereof for such time or times and at such rental or rentals and upon such other terms and conditions as are commercially reasonable and Landlord may make any alterations or repairs to the Premises which it may deem advisable; and Tenant shall pay all costs of such re-Jetting including the cost of any such alterations or repairs to the Premises; and if this Lease shall not have been terminated, Tenant shall continue to pay all rent due under this lease up to and including the date of beginning of payment of rent by and subsequent tenant of a part or all of the Premises and thereafter Tenant shall pay monthly during the remainder of the term of the Lease the difference, if any, between the rent collected from any such subsequent tenant or tenants and the rent reserved in this Lease by Tenant shall not be entitled to receive any excess of any such rents collected over the rents reserved herein. v. Landlord may immediately or at any time thereafter terminate this Lease (without notice or demand to vacate the Premises which Tenant hereby waives) and this Lease shall be deemed to have been terminated upon receipt by Tenant of written notice of such termination and upon such termination Landlord shall have and recover from Tenant all damages Landlord may suffer by reason of such termination including without limitation the cost (including legal expenses and reasonable attorney's fees) of recovering possession of the Premises, the costs of any repairs to the Premises which are necessary or proper to prepare the same for reletting and in addition thereto Landlord at its election shall have and recover from Tenant either (A) an amount equal to the excess, if any, of the total amount of all rents to be paid by Tenant for the remainder of the term of this Lease over the then reasonable value of the Premises for the remainder of the term of this Lease or (B) the rents which Landlord would be entitled to receive from Tenant pursuant to the provisions of subparagraph (iv) above if the Lease

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were not terminated and such election shall be made by Landlord by serving written notice of its choice of one of two said alternatives upon Tenant within thirty (30) days of the notice of termination. In the event of any re-entry of the Premises by Landlord pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages, except such claims arising out of proven acts of negligence by Landlord, which may be caused by such re-entry by Landlord and Tenant shall save Landlord harmless from any loss, cost (including without limitation legal expenses and reasonable attorney's fees) or damages suffered by Landlord by reason of such re-entry and no such re-entry shall be considered or construed to be a forcible entry. No course of dealing between Landlord and Tenant or any delay on the part of Landlord in exercising any rights it may have under this Lease shall operate as a waiver of any of the rights of Landlord hereunder nor shall any waiver ·of a prior default operate as a waiver of any subsequent default or defaults and no express waiver shall affect any condition, covenant, rule or regulation other than the one specified in such waiver and that one only for the time and in the ma1mer specifically stated. The exercise by Landlord of any one or more of the remedies provided in this Lease shall not prevent the subsequent exercise by Landlord of any one or more of the other remedies herein provided. All remedies of Landlord, may be exercised alternatively, successively or in any other manner and are in addition to any other rights provided by law. b. Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as damages by reason of such default an amount equal to the maximum allowed by any statute or rule of law in effect at the time when such damages are to be proved. c. Any suit brought to collect the amount of the deficiency for any month shall not prejudice the right of Landlord to collect the deficiency for any subsequent month by a similar action. d. Tenant hereby expressly waives, so far as permitted by Jaw, the service of any notice of intention to re-enter provided in any statute, or of the institution of legal proceedings to that end. Tenant, for and on behalf of any and all persons claiming through or under Tenant, also waives any right of redemption or re-entry or repossession or restoration of Tenant's possessory rights hereunder in the event Tenant shall be dispossessed by a judgment or by action of any court or judge or in case of re-entry or repossession by Landlord as a result of Tenant's default. Landlord and Tenant, so far as permitted by law, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage. e. Any action taken by Landlord under this paragraph shall not operate as a waiver of any right Landlord would otherwise have against Tenant for breach of this Lease and

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Tenant shall remain liable to Landlord for any damages suffered by Landlord by Reason of Tenant's default or breach. f. The Landlord shall also be entitled to enjoin any breach or threatened breach by Tenant of any of the agreements, covenants, terms and conditions contained in this Lease, and in the event of such breach shall have all rights and remedies allowed at law, in equity, by statute, or otherwise. Any and all remedies referred to herein are considered cumulative and not exclusive. Mention of particular remedies herein shall not prevent Landlord from pursuing other remedies in law or equity in the event of breach or default of Tenant. The terms "enter", "re-enter", "entry" or "re-entry" as used in this Lease are not restricted to their technical legal meaning. 19. Landlord's Performance for Account of Tenant. If Tenant shall continue in default in the performance of any of the covenants or agreements herein contained after the expiration of the time limit hereinabove set forth for the curing of said default(s), so that an Event of Default has occurred and is continuing, Landlord may, after ten (10) days prior written notice to Tenant, cure such default by performing such covenant or agreement or account of Tenant and any amount paid or expense or liability incurred by Landlord in the performance of any such matter for the account of Tenant shall be deemed to be Additional Rent and the same (together with interest thereon at the highest lawful rate of interest or eighteen (18%) percent per annum, from the date upon which any such expense shall have been incurred) may be added at the option of Landlord, to any rent then due or thereafter falling due hereunder. Nothing contained herein shall be construed to prevent Landlord from immediately collecting from Tenant by suit or otherwise, any such sums with interest. 20. Indemnity - Insurance. During the Lease Term, Tenant, its assigns agree to indemnify and defend Landlord and to save harmless Landlord, and agents, servants and employees of Landlord against and from any and all claims by or on behalf of any person, firm or corporation arising by reason of injury to person, including death, or property occurring in or about the Premises or in the Building occasioned by Tenant, or by any employee (whether or not acting within the scope of employment), agent , licensee, Invitee or visitor of Tenant, or by reason of any breach, violation or nonperformance of any covenant in this Lease on the part of Tenant to be observed or performed, and also by reason of any matter or thing growing out of the occupancy or use of the Premises by Tenant. In accordance with Paragraph 6(c)(iii), Tenant shall keep in force, during the full term of this Lease or any renewal or extension thereof, commercial general liability insurance issued by a nationally recognized Insurance company, with such limits as may be reasonably requested by Landlord from time to time, but with minimum limits not less than Two Million Dollars ($2,000,000.00) in the aggregate on account of death, personal injury, or property damage in any one occurrence. 21. Insurance Criteria. Insurance policies required by this Lease shall be as provided in Paragraph 6(c)(iii). 22. Personal Property - Insurance. Tenant agrees that all personal property in said Premises shall be and remain at Tenant's sole risk, and Landlord shall not be liable for any damage to, or loss of such personal property arising from any acts or omissions of any persons

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other than Landlord or Landlord's employees or contractors or from fire, or from the leaking of the roof, or from the bursting, leaking, or overflowing of water, sewer, or steam pipes, or from malfunctions of the heating, plumbing, or electrical systems. Tenant expressly agrees to save Landlord harmless in all such cases. Throughout the Lease Term, Tenant shall carry fire and extended coverage insurance insuring its interest, if any, in improvements to or in the Premises and in its interest in its office furniture, equipment supplies and other property. Tenant hereby waives any claim or right of action, which it may have against Landlord for loss or damage covered by such insurance and Tenant covenants and agrees that it will obtain a waiver from the carrier of such insurance releasing such carrier's subrogation rights as against Landlord. Copies of all of Tenant's insurance policies shall be delivered to Landlord upon request. Tenant shall not do or cause to be done or permit on the Premises anything deemed extra hazardous on account of fire or other risk and Tenant shall not use the Premises in any manner which will cause an increase in the premium rate for any insurance in effect on the Premises or a part thereof. If, because of anything done, caused to be done, permitted or omitted by Tenant or its agents, servants or employees (whether or not acting in the scope and course of their employment), excluding operation of a bank, the premium rate for any kind of insurance in effect on the Premises or any part thereof shall be raised, Tenant shall pay Landlord on demand the amount of any such increase in premium which Landlord shall pay for such insurance and if Landlord shall demand that Tenant remedy the condition which caused any such increase in an insurance premium rate, Tenant shall remedy such condition within five (5) days after receipt of such demand. 23. Application of Payments Received from Tenant. Landlord, acting in its sole discretion, shall have the right to apply any payments made by Tenant to the satisfaction of any debt or obligation of Tenant to Landlord regardless of the instructions of Tenant as to application of any sum whether such instructions be endorsed upon Tenant's check or otherwise, unless otherwise agreed upon by both parties in writing. The acceptance by Landlord of a check drawn by others than Tenant shall in no way affect Tenant's liability hereunder nor shall it be deemed an approval of any assignment of this Lease by Tenant. 24. Subordination. Tenant shall, upon request by Landlord, subject and subordinate all or any of Its rights under this Lease to any and all mortgages and deeds of trust now existing or hereafter placed on the Building or the land upon which the Building is located; provided, however, that the holder of any such mortgage agrees in writing that Tenant will not be disturbed in the use or enjoyment of the Premises so long as it is not in default hereunder. Tenant agrees that this Lease shall remain in full force and effect notwithstanding any default or foreclosure under any such mortgage or deed of trust and that it will attorn to the mortgagee, trustee or beneficiary of such mortgage or deed of trust, and their successors or assigns, and to the purchaser or assignee under any such foreclosure. Tenant will, upon request by Landlord, execute and deliver to Landlord, or to any other person designated by Landlord, any instrument or instruments required to give effect to the provisions of this paragraph. 25. Assignment or Sublet. Tenant shall not transfer, mortgage, grant a security interest in, encumber, or assign this Lease, or any interest therein, or sublease all or part of the Premises, without Landlord's advance written consent. Landlord's consent to the granting of a security interest in, or mortgaging Tenant's leasehold estate, or any interest therein, may be withheld by Landlord in Landlord's sole discretion. If the Tenant is a corporation, the sale,

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transfer or encumbrance of a majority of its outstanding voting stock or equity interests (whether the result of a single or series of transactions), excluding merger, sale of assets, or consolidation with another banking institution or dissolution, shall be deemed an assignment of this Lease and shall be subject to the provisions contained herein relative to assignment. Likewise, if Tenant is a partnership, limited liability company, or any other entity, the sale, transfer or encumbrance of a majority of its voting or ownership or equity interests (whether the result of a single or series of transactions) shall be deemed an assignment of this Lease and shall be subject to the provisions contained herein relative to assignment. a. Reasonableness. The Landlord's consent shall not be considered unreasonably withheld if: i. The proposed subtenant's or assignee's financial responsibility does not meet the same criteria Landlord uses to select comparable Building tenants; ii. The proposed subtenant's or assignee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige; or iii. The proposed use is inconsistent with the use permitted by Article 30. b. Procedure. Tenant must provide Landlord in writing: i. The name and address of the proposed subtenant or assignee; ii. The nature of the proposed subtenant's or assignee's business it will operate in the Premises; iii. The terms of the proposed sublease or assignment; and iv. Reasonable financial information so that Landlord can evaluate the proposed subtenant or assignee under this paragraph. Landlord shall, within thirty (30) days after receiving the information required under this Article, give notice to Tenant to permit or deny the proposed sublease or assignment. [f Landlord denies consent, it must explain the reasons for the denial. If Landlord does not give notice within the thirty (30) day periods, then Tenant may sublease or assign part or all of the Premises upon the terms Tenant gave in the information under this article. c. Conditions. Subleases and Assignments by Tenant are also subject to: i. The terms of this Lease. ii. The term shall not extend beyond the Lease Term. iii. Tenant shall remain liable for all Lease obligations.

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iv. Consent to one sublease or assignment does not waive the consent requirement for future assignments or subleases. v. Fifty (50%) percent of the consideration (Excess Consideration) received by Tenant from an assignment or sublease that exceeds the amount Tenant must pay Landlord, which amount is to be prorated where a part of the Premises is subleased, shall also be paid to Landlord. Excess Consideration shall exclude reasonable leasing commissions paid by Tenant, payments attributable to the amortization of the cost of Tenant improvements made to the Premises at Tenant's cost for the assignee or sublessee, and other reasonable, out·of-pocket costs paid by Tenant, such as attorneys' fees directly related to Tenant's obtaining an assignee or sublessee. Tenant shall pay this Excess Consideration to Landlord at the end of each calendar year during which Tenant collects any Excess Consideration. Each payment shall be sent with a detailed statement showing (A) the total consideration paid by the subtenant or assignee and (B) any exclusion from the consideration permitted by this paragraph. Landlord shall have the right to audit Tenant's books and records to verify the accuracy of the detailed statement. 26. Mechanic's Liens. Tenant shall have no right to encumber or subject the interest of Landlord in the Premises to any mechanic's materialmen's, or other liens of any nature whatsoever, and upon the filing of any such lien, the failure of Tenant to have the same canceled promptly shall constitute a default and entitle Landlord at its option to take any action provided for elsewhere in this Lease. Tenant shall hold Landlord harmless from any such liens. 27. Holding Over. Upon the expiration of the term or other termination of this Lease, Tenant shall quit and surrender the Premises to Landlord, broom clean, in good order and condition, ordinary wear and tear excepted and Tenant shall remove from the Premises all of its property. If Tenant shall hold over after the expiration of this term or other termination of this Lease, such holding over shall not be deemed to be a renewal of this Lease but shall be deemed to create a tenancy-at-will and by such holding over Tenant shall be deemed to have agreed to be bound by all of the terms and conditions of this Lease except those as to the term hereof, and except that during such tenancy-at-will, Tenant shall pay One Hundred Fifty Percent (150.0%) of all monthly rentals due at that time including Monthly Base Rent, CAM, and Impositions. If any rent or other sum owing under this Lease is collected by or through an attorney-at-law, Tenant agrees to pay Landlord's reasonable attorney's fees. Tenant shall surrender all keys to the Premises to the Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises, provided, however, Tenant may, at its option, remove any vault in the Premises at the termination of this Lease, provided Tenant restores the Premises in a commercially reasonable fashion. Tenant shall, at its expense, remove from the Premises on or prior to such expiration or earlier termination all furnishings, fixtures and equipment situated thereon (including all exterior and interior signs) which are not the property of the Landlord, and Tenant shall, at is expense, on or before such expiration or earlier termination, repair any damage caused by such removal.

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28. Permitted Uses. The Tenant shall use and occupy the Premises solely for use as a banking institution and/or general office purposes and for no other purpose whatsoever unless Landlord, i n its sole right and discretion consents to a change in such uses. Tenant acknowledges and agrees that the uses of the Premises set forth herein are a critical element of the bargain of the parties hereto and that actual and substantial detriment will result to Landlord and other tenants and occupants of the Building in the event that a change or deviation in such uses shall occur or be permitted without the express written consent herein required. 29. Compliance With Law and Contracts. Tenant shall, at its expense, comply with and shall cause the Premises and Tenant's employees, agents, contractors and subcontractors to comply with all governmental statutes, laws, rules, orders, regulations and ordinances affecting the Premises or any pa11thereof, or the use therefore, at any time during the Lease Term, including without limitation, the Americans With Disabilities Act ("ADA"). Tenant shall, at its expense, comply with the requirements of all policies of insurance which at any time may be in force with respect to the Premises, and with the provisions of all contracts, agreements and restrictions affecting the Premises or any part thereof or the occupancy or use thereof. Provided, however, Tenant shall not be responsible for any capital improvements to the Premises or any part thereof to comply with ADA unless such improvements are directly related to Tenant's use of the Premises or any part thereof. 30. Waiver. It is further understood and agreed that waiver by Landlord of any default or breach of any covenant, condition or agreement herein shall not be construed to be a waiver of that covenant, condition or agreement or of any subsequent breach thereof. The acceptance of rent by Landlord with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No delay or omission of Landlord to exercise any right or power arising from any default on part of Tenant shall impair any such right or power, or shall be construed to be a waiver of any such default or acquiescence thereto. 31. Quiet Enjoyment. Landlord covenants, represents and warrants that it has the full right and authority to lease the Premises upon the terms and conditions herein set forth; and that Tenant shall peacefully and quietly hold and enjoy the Premises for the full term hereof so long as it does not default in the performance of any of its agreements hereunder. 32. Transfer of Landlord's Interest. The term "Landlord" as used in this Lease means only the owner or the mortgagee in possession for the time being of the Building or the owner of the lease of the Building so that in the event of any sale or sales of the Building or of said lease, or in the event of a lease of the Building, said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser at any such sale or the lessee of the Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Notwithstanding anything to the contrary contained in this Lease, it is specifically understood and agreed that the liability of the Landlord hereunder shall be limited to the equity of the Landlord in the Building and Landlord's applicable insurance policies in the event of a breach or the failure of Landlord to perform any of the terms, covenants, conditions and agreements of this Lease to be performed by Landlord. In fut1herance of the foregoing, the Tenant hereby agrees that any judgment it may obtain against

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Landlord as result of the breach of this Lease as aforesaid shall be enforceable solely against the Landlord's interest in the Building and Landlord's applicable insurance policies. Any security given by Tenant to Landlord to secure performance of Tenant's obligations hereunder may be assigned and transferred by Landlord to the successor in interest to Landlord; and, upon acknowledgement by such successor of receipt of such security and its express assumption of the obligation to account to Tenant for such security in accordance with the terms of this Lease, Landlord shall thereby be discharged of any further obligation relating thereto. Landlord's assignment, sale, or transfer of the Lease or of any or all of its rights herein shall in no manner affect Tenant's obligations hereunder. Tenant shall thereafter attorn and look to such assignee, as Landlord, provided Tenant has first received written notice of such assignment of Landlord's interest. 33. Landlord Not Partner. It is expressly understood and agreed that the Landlord is not a pa11ner, joint venturer or associate of Tenant in the conduct of Tenant's business; that the provisions of this Lease with respect to the payment by Tenant of Percentage Rents are payment of Additional Rent and not sharing of profit; and that the relationship between the parties hereby is and shall remain at all times that of Landlord and Tenant. No provision of this Lease shall be construed to impose upon the parties hereto any obligation or restriction not expressly set forth herein. 34. Additional Instruments. The parties agree to execute and deliver any instrument in writing, including a Memorandum of Lease suitable for recording, necessary to carry out any agreement, term, condition, or assurance in this Lease whenever occasion shall arise and request for such instrument shall be made. 35. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person(s), firm(s), or corporation(s) may require. 36. Counterparts. This Lease may be executed in counterparts all of which taken together shall be deemed one original. 37. Amendment and Modification. This Lease embodies the full agreement of the parties and supersedes any and all prior understandings or commitments concerning the subject matter of this Lease. Any modification or amendment must be in writing and signed by both parties. 38. Binding Effect. This Lease shall be binding upon and inure to the benefit of the parties hereto, their assigns, administrators, successors, estates, heirs and legatees respectively, except as herein provided to the contrary. 39. Controlling Law. This Lease and the rights of the Landlord and Tenant hereunder shall be construed and enforced in accordance with the laws of the State of South Carolina. 40. Broker Warranties. Meyer Kapp & Associates, LLC is acting as the Landlord's broker. Charles Lane of Holcombe Fair & Lane is acting as the Tenant's broker. Landlord shall

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be responsible for payment of broker commissions, which shall be split equally between both brokers. 41. Partial Invalidity. In the event that any part or provision of this Lease shall be determined 10 be invalid or unenforceable, the remaining parts and provisions of said Lease, which can be separated from the Invalid, unenforceable provision shall continue in full force and effect. 42. Captions. The table of contents, paragraph and marginal titles, numbers and captions contained in this Lease are inserted only as a matter of convenience and for reference, and in no way define, extend, modify, or describe the scope or intent of this Lease nor any provision herein. 43. Lease Not An Offer. Landlord has given this Lease to Tenant for review. It is not an offer to lease. This Lease shall not be binding unless signed by both parties. 44. Hazardous Substances. Tenant shall not cause or permit any Hazardous Substance to be used, stored, generated or disposed of on or in the Premises by Tenant, Tenant's agents, employees, contractors, or invitees, other than customary cleaning solvents, without first obtaining Landlord's written consent. If Hazardous Substances are used, stored, generated or disposed of on or in the Premises whether with or without Landlord's consent or if the Premises become contan1inated in any manner for which Tenant is legally liable, Tenant shall indemnify and hold harmless the Landlord from any and all claims, damages, fines judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Premises or Building, damages due to loss or restriction of rentable or usable space, or any damages due to adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorney's fees, consultant and expert fees) arising during or after the Lease Term and arising as a result of such use, storage, generating, disposal, or contamination by Tenant. This indemnification includes, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Premises and such results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of any such Hazardous Substance on the Premises. Tenant shall first obtain Landlord's approval for any such remedial action. As used herein, "Hazardous Substance" means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any local government, the State of South Carolina, or the United States government. "Hazardous Substance" includes any and all material or substances which are defined as "hazardous waste", "extremely hazardous waste" or a "hazardous substance" pursuant to state, federal or local law. "Hazardous Substance" includes but is not restricted to asbestos, polychlorobiphenyls ("PCB's") and petroleum. 45. Security Deposit. The Landlord hereby waives any Security Deposit. 46. Documents To Be Deposited With Landlord. On or before the Rent Commencement Date, Tenant shall deposit with Landlord its required HVAC Maintenance Contract, Pest Control Contract, and Insurance Policies.

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47. Consent Not Unreasonably Withheld. When either party hereunder is required to give its consent to the other patty prior to such other party doing or refraining from doing some act hereunder, it shall be deemed agreed that the party whose consent is required shall not unreasonably withhold or delay such consent, unless it is specifically stated that the party whose consent is required may withhold such consent is its sole discretion, or words of similar import. 48. Rights Reserved by Landlord. Notwithstanding any other provision of this Lese, Landlord shall at all times have the right to (a) grant to any tenant an exclusive use to conduct a particular type of business in the Building, excepting a bank, credit union or savings and loan association, (b) change the name or address of the Building, (c) to install and maintain signs on the exterior or interior of the Building, (d) to retain pass keys to all locks within or into the Premises, (e) to make any alterations, additions or improvements to the Building as Landlord may deem in its sole discretion necessary for the safety, protection, preservation, or improvement of the Building or Premises , and to change the arrangement and/or location of entrances, passageways, doors, corridor, elevators, stairs, toilets and public parts of the Building, so long as Tenant's use of the Premises is not adversely affected. 49. Financial Information. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease. 50. Estoppel Certificates. Tenant shall execute, acknowledge and deliver to Landlord, from time to time during the Lease Term with ten (10) days after Landlord provides Tenant with written notice to do so, an estoppel certificate certifying in writing that the Lease is in full force and effect, unmodified, or modified solely as set forth in such estoppel certificate including confirmation of the Rent Commencement date and the Initial Termination Date, the date or dates to which rent has been paid and that Landlord has, as of the date of such estoppel certificate, fully and completely performed and complied with each of the terms and conditions of this Lease, without exception or except as only set forth in such estoppel certificate. Any such estoppel certificate may be conclusively relied upon by any prospective purchaser of encumbrance of the Building. The failure of Tenant to so deliver such estoppel certificate in such period of time shall mean that the Lease is in full force and effect, without modification, that the rent has not been prepaid under the Lease except as expressly required in the Lease and the Landlord has, as of the date on which Tenant failed to deliver such estoppel certificate, fully and completely performed and complied with each of these terms and conditions, without exception. 51. Expansion Options. After the Landlord has fully leased the Building, thereafter subject to any prior Tenant rights, Tenant shall have the ongoing Right of First Refusal ('"ROFR")on all space within the Building (the "Expansion Premises") at the same terms and conditions as this Lease so long as at least thirty-six (36) months of the Lease Term remains. If Jess than thirty-six (36) months remain, then, unless an option to extend is exercised by Tenant, the expansion shall be at a market Rental Rate or the new length of the lease term shall be added

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to the original lease. Tenant shall have three (3) business days to accept the ROFR. Landlord will send a ROFR letter to Tenant upon receiving a RFP from a prospect to Landlord, or a submission of a proposal from Landlord to a prospect IN WITNESS WHEREOF, the undersigned have caused these presents to be executed under seal as of the day and year first above written. WITNESSES: LANDLORD: WEBER USA CORPORATION, as Agent for and Sole Member of Highway 78 Frontage Tracts, LLC By: Eric Meyer, President TENANT: THE BANK OF SOUTH CAROLINA By: Its:

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EXHIBIT A The Premises 7,000 rentable square feet according to BOMA method Premises

Exhibit B Conceptual Site Plan Subject o all necessary authority approvals & future revisions Premises Tenant Teller Lanes Future Existing Tree Save Parking Future Retail Development area Future Phase A: Building: +/ 40,0000 SF B. Parking Area minimum of 180 parking spaces

EXHIBIT C Landlord's Work Design Drawings Within ninety (90) days of the Effective Date of the Lease, Landlord shall provide Tenant and Tenant's architect with initial CAD construction drawings for Tenant's review, revisions/additions to the interior specifics of the plans and additional comments. If Tenant reasonably objects to Landlord Construction Documents, Tenant must notify Landlord, including specific suggestions which would make the objectionable items acceptable to Tenant, within five (5) days after Tenant's receipt of Landlord Construction Documents. Otherwise, Landlord Construction Documents will be considered to be approved by Tenant. Within five (5) days after receipt of such objections, Landlord will make such revisions therein as necessary to overcome Tenant's reasonable objections. Promptly following Tenant's notice to Landlord of Tenant's approval of Landlord Construction Documents, Landlord will apply for and use good faith eff011s to obtain such building permits and other approvals from governmental authorities as are necessary to enable Landlord to commence construction of Landlord's Work (as specified in Landlord Construction Documents). Landlord will be responsible for all so-called "impact" and similar fees and charges, no matter how designated. Landlord Site Work Responsibilities All site work and infrastructure required for occupying the Building, including: Parking lot, off site road improvements, curb and gutter, utilities, driveways, storm water detention, parking lot lighting and landscaping. Building Delivery Condition. Landlord, at Landlord's sole cost, shall complete the following as part of the Building Shell Improvements: 1. The roof, foundations, exterior walls, window systems and concrete floor slabs on all floors. All structural parts of the Building will be delivered by the Landlord. 2. Landlord shall provide a concrete slab finished in accordance with Project plans, including extra concrete necessary for a vault. Actual pouring of the subfloor may take part during the Tenant Improvements as to avoid saw cutting. 3. Landlord shall provide HVAC, mechanical equipment and primary distribution throughout the Premises according to Base Building and mechanical drawings. Final air distribution duct and diffusers shal1 be furnished and installed by Tenant. Tenant's HVAC engineer is responsible to verify capacity of supply and exhaust and is responsible for coordinating "as-built" locations of all Base Building mechanical work. Tenant is responsible for the costs to modify the mechanical system to accommodate Tenant's specif1c design.

4. One (1) variable air volume (VAV) air conditioning box installed per every 850 usable square feet. In the event that Tenant' design require more than one (I) VAV box per 850 usable square feet, additional boxes will be charged to the Tenant Improvement Allowance. 5. Building standard fire sprinkler system (in accordance with applicable code requirements, NFPA 13 - light hazard), with heads turned up. Tenant is responsible for the costs to modify the sprinkler system to accommodate Tenant's specific design. 6. Building perimeter walls will be framed and insulated so as to allow for electrical and voice/data installation. Interior columns are not framed. Tenant will be responsible for installing perimeter drywall. Landlord agrees to reimburse Tenant for the material cost of the perimeter drywall upon Tenant providing proof of installation and providing invoice for such work. Cost of drywall shall be at a total "not to exceed" cost which shall be agreed upon by parties in the Lease. 7. Four foot by four foot (4' x 4') suspended ceiling grid installed. Two-foot and four-foot "Ts" for completion of ceiling grid purchased and inventoried on the floor. Cost of installment of "Ts" shall be at the cost of the Tenant. 8. Two foot by two foot (2' x 2') regular ceiling tiles for entire ceiling area purchased and inventoried on the floor. Installation of the ceiling tiles shall be at the cost of the Tenant. 9. One (1) deep 24-cell two foot by four foot (2' x 4') parabolic light per every eighty (80) usable square feet, purchased and inventoried on the floor. 10. Landlord shall provide electric power at the electrical rooms or separate panel for Tenant connection of electrical power distribution at the rate of five (5) watts per usable square foot. 11. Landlord will provide four (4) 20-amp circuits for Tenant plus four (4) additional circuits for every 1,000 usable square feet leased by Tenant. 12. Landlord shall provide plumbing vent, waste and domestic cold water connection points to be shown on the Base Building drawings stubbed to the appropriate locations as per Tenant's plans for use in in-Premises restrooms, break rooms, and other Tenant Upfit requirements. 13. A 4' x 8' sheet of plywood for telephone connections to main riser system provided in the Building phone room on each floor. 14. ADA requirements required by local building code and law with respect to the exterior of the Building and required as part of the Base Building permitting process. 15. Finishes, exit signs, and fire extinguishers shall be provided by Landlord to meet all applicable City and State codes in mechanical, electrical, and telephone equipment and core areas.

16. Landlord will finish and deliver the ground floor elevator lobby and ground floor common corridors as part of the Building Shell Improvements. 17. Landlord will provide full CADD files for the Premises to Tenant for review and coordination with Tenant's design team. 18. Teller lane(s) infrastructure including to-be-designed canopy, appropriate vehicular stacking lanes, require vision glass for teller interaction with customers. Tenant will be responsible for all Teller mechanical and electronic infrastructure including pneumatic tube delivery systems.

EXHIBITD Rentable Square Feet Certification To be provided upon completion of construction.